Exhibit 24.0

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Anthony J. Szuszczewicz, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company (collectively, the “Applications”) by Polonia Bank or Polonia Bancorp, and the Registration Statement on Form SB-2 by Polonia Bancorp and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Gordon R. Johnston, III
Gordon R. Johnston, III	September 11, 2006
Director
Polonia Bancorp

Director
Polonia Bank

/s/ Robert J. Woltjen	September 12, 2006
Robert J. Woltjen
Director
Polonia Bancorp

Director
Polonia Bank